UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  May 3, 2011
(Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Current Report on Form 8-K filed by the Company on May 7, 2010, on May 7, 2010, Capstone Therapeutics Corp., formerly OrthoLogic Corp. (“the Company”) received a letter from The Nasdaq Stock Market notifying it that for the 30 consecutive business days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 per share minimum bid price required for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rules, the Company had 180 calendar days from the date of the Nasdaq letter, or until November 3, 2010, to regain compliance with the minimum bid price rule.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days.  Nasdaq may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

As disclosed in the Current Report on Form 8-K filed by the Company on November 12, 2010, on November 11, 2010, the Company received a letter from Nasdaq, notifying the Company that it had not regained compliance by November 3, 2010 with the Nasdaq Listing Rules.  Nasdaq determined that as of November 11, 2010, the Company met the applicable requirements of Nasdaq Listing Rules, other than the minimum bid price, for continued listing on The Nasdaq Capital Market.  Accordingly, the Company was afforded an additional period, ending May 2, 2011, to regain compliance with the minimum bid price rule.  The Company’s common stock continued to be listed on the Nasdaq Capital Market during this period.

On May 3, 2011, the Company received a letter from Nasdaq notifying the Company, that it had not regained compliance with Listing Rule 5550(a)(2) and that, absent an appeal of the decision, trading of the Company’s common stock on the Nasdaq Capital Market would be suspended at the opening of business on May 12, 2011.

On May 9, 2011, the Company appealed the Nasdaq determination pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.  The Company has requested an oral hearing.  The Company’s common stock will continue to be listed on the Nasdaq Capital Market pending completion of the appeal process and a final determination by the Nasdaq Hearing Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2011	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman
Executive Chairman